As filed with the Securities and Exchange Commission on November 17, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Great Elm Capital Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 17, 2016

Dear Fellow Stockholders:

We invite you to join us at our Annual Stockholders’ Meeting beginning at 4:00 p.m. local time, December 21, 2016, at Signature Bank, 4607 West Sylvania Avenue, Toledo, Ohio 43623.

In 2012, Unwired Planet had a thesis that we could cost effectively generate free cash flow from our patent portfolio. However, largely unable to sell licenses without cross-border litigation, our opportunity to realize attractive risk-adjusted returns meaningfully diminished with the high cost of international litigation, trial losses followed by appeals and uncertain outcomes. Only the Lenovo deal made our patent business profitable in one of four years. In July 2015, our management forecasted another $50 million of negative free cash flow before the next dollar of revenue might be generated by successfully enforcing an order of an overseas court.

In 2015, an institutional asset manager invested over $60 million to acquire our debt and almost twenty percent of our common stock. Having a new large institutional investor catalyzed a reassessment of our strategy. We concluded that, rationally, the value of the patent business was likely less than the stock market believed, but that there was underappreciated value in our tax profile. This reassessment precipitated a turnover in our board of directors to include experienced professionals with a history of building value in businesses. We thank Jess Ravich for his role in our transformation and are pleased to ask you to elect Mark Snell to join Steve Wilson, Jeff Serota, Peter Reed and me on our board.

While it has been a disappointing year if measured in terms of stock price performance, it has been a pivotal year for Great Elm as we have made significant progress in these early days of our transformation. We sold the patent business, rebranded as Great Elm Capital Group, began an investment management business as a platform on which to grow, closed the Full Circle transaction this month and cleaned up our balance sheet to position our company to execute on investment management and merchant banking opportunities in 2017. As a result of these changes, for the first time in seven years, we are on the path to stable annual profitability.

In our mission of maximizing stockholder value, we see acquiring and growing operating businesses as a more value-enhancing pursuit than the unpredictable business of suing well-capitalized technology companies in international courts. It is not uncommon for holding companies like ours and special purpose acquisition companies to trade near cash value until they make acquisitions. By the end of the year, we will have a cash flow-positive investment management business, $40 million in cash and a lean team focused on acquiring and growing businesses that will, over time, create the value that all of us deserve as stockholders of this company.

Enclosed you will find a meeting notice, a related proxy statement, a proxy or voting instruction card and our 2016 Annual Report on Form 10-K. We encourage you to read the materials and promptly vote your shares.

Yours sincerely,

Richard S. Chernicoff

Chief Executive Officer

This proxy statement and the accompanying form of proxy or voting instruction card and our 2016 Annual Form 10-K are being provided to stockholders beginning on or about November 21, 2016.

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Great Elm Capital Group, Inc.

Notice of Annual Stockholders’ Meeting

The 2016 annual meeting of stockholders (the Annual Meeting) of Great Elm Capital Group, Inc., a Delaware corporation ( the Corporation), will be held on December 21, 2016 beginning at 4:00 p.m. local time, at Signature Bank, 4607 West Sylvania Avenue, Toledo, Ohio 43623.

The following matters will be considered at the Annual Meeting:

▪

The election of each of Hugh Steven Wilson, Mark A. Snell, Jeffrey S. Serota, Peter A. Reed and Richard S. Chernicoff to serve as members of board of directors of the Corporation until the earlier of their death, resignation removal or election of their successor;

▪	Ratify the selection of Grant Thornton LLP as the Corporation’s independent registered public accounting firm;
▪	Advisory approval of executive compensation; and
▪	Consider other matters that may properly come before the Annual Meeting.

The business items to be considered at the Annual Meeting may be considered at the meeting or at any adjournment or postponement of the meeting.

You are entitled to vote at the Annual Meeting or at any adjournment or postponement thereof only if you were a stockholder of the Corporation at the close of business on November 17, 2016 (the Record Date).

You are entitled to attend the Annual Meeting or any adjournment or postponement thereof only if you were a stockholder at the Record Date or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You may vote by completing, signing and dating the enclosed proxy or voting instruction card and returning it in the enclosed envelope, or by telephone or via the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers — How You Can Vote” beginning on page 4 and to the instructions on your proxy or voting instruction card.

Richard S. Chernicoff

Secretary

Boston, Massachusetts

November 17, 2016

Important Notice Regarding the Availability of Proxy Statement Materials for the

Annual Stockholders Meeting to be Held on December 21, 2016.

The Proxy Statement and Our Annual Report On Form 10-K

are available on the Internet at www.proxyvote.com.

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QUESTIONS AND ANSWERS

Proxy Materials

1.	Why am I receiving these materials?

Our Board of Directors is making these materials available to you over the Internet or by mailing paper copies to you in connection with Great Elm Capital Group, Inc.’s Annual Stockholders’ Meeting to be held on December 21, 2016. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide under the rules of the Securities and Exchange Commission (the SEC) and is designed to assist you in voting your shares.

2.	What is included in the proxy materials?

The proxy materials include:

▪	Our Notice of Annual Stockholders’ Meeting;
▪	Our proxy statement for the Annual Stockholders’ Meeting; and
▪	Our 2016 Annual Report on Form 10-K.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy or voting instruction card.

3.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and board committees, corporate governance, the compensation of our directors and executive officers, and other required information.

4.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the materials and how may I obtain an electronic or a paper copy of my proxy materials?

If you are a stockholder of record and wish to request electronic delivery of proxy materials in the future, please access www.proxyvote.com on the Internet. Please enter your 16-digit account number, then select Sign up for E Delivery and provide your email address.

If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where the materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it.

5.	Why did I not receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our stockholders, including those who previously have requested paper copies, with a paper copy of the proxy materials instead of a notice about the Internet availability of the proxy materials.

In addition, we are providing notice of the availability of the proxy materials by email to our stockholders who previously have elected electronic delivery. The email contains a link to the website where the proxy materials are available and a link to the proxy voting website.

6.	How can I access the proxy materials over the Internet?

The notice about the Internet availability of the proxy materials, proxy card and voting instruction card contains instructions on how to view our proxy materials on the Internet. As stated in the Notice of Annual Stockholders Meeting, you can view these materials on the Internet at www.proxyvote.com.

7.	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of the materials, please request the additional copy by contacting Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095.

A separate set of the materials will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please call our transfer agent, Computershare Trust Company at:

Computershare Trust Company, N.A.

250 Royall Street, Suite V

Canton, MA 02021

If you are a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact your bank or broker directly.

Stockholders also may write to, or email us, at the address below to request a separate copy of the proxy materials:

Great Elm Capital Group, Inc.

Attn: Investor Relations

200 Clarendon Street, 51st Floor

Boston, MA 02116

investorrelations@greatelmcap.com

8.	Who pays the cost of soliciting proxies for the Annual Meeting?

Great Elm Capital Group, Inc. is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and of soliciting proxies.

Our directors, officers and employees also may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial stockholders.

Proposals To Be Voted On

9.	What items of business will be voted on at the Annual Meeting?

The business items to be voted on at the Annual Meeting are:

▪	Election of directors;

▪	Ratification of Grant Thornton, LLP as our independent registered public accounting firm for 2017; and
▪	Advisory approval of our executive compensation.

10.	What are my voting choices?

You may vote “FOR” or “AGAINST” each of the proposals and you may vote “FOR” the election of directors or you may “WITHHOLD” your vote on any or all nominees for election as directors.

11.	How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of its nominees for election to the board; “FOR” the ratification of our independent registered public accounting firm; and “FOR” the advisory approval of our executive compensation.

12.	What vote is required to approve each item?

To conduct business at the Annual Meeting, a quorum consisting of a majority of our outstanding shares must be present in person or represented by proxy.

In order for stockholders to elect directors or approve a proposal, such director or proposal must receive “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the “FOR” votes must also represent more than 25 percent of our outstanding shares.

If you indicate “ABSTAIN,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered a vote cast with respect to the election of any director nominee or any other proposal.

As described below, broker non-votes will be counted for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered votes cast with respect to the election of any director nominee or on any other proposal.

13.	What happens if additional items are presented at the Annual Meeting?

We are not aware of any item that may be voted on at the Annual Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the meeting.

14.	Is my vote confidential?

You may elect that your identity and individual vote be held confidential by marking the appropriate box on your proxy card or ballot. Confidentiality elections will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting.

Confidentiality will also not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide stockholders with confidential voting comparable to that which we provide.

15.	Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the meeting. The report will be available on our website at www.greatelmcap.com.

How You Can Vote

16.	What shares can I vote?

You are entitled to one vote for each share of our common stock that you owned at the close of business on November 17, 2016, the record date for the Annual Meeting and any adjournment or postponement thereof. You may vote all shares owned by you on the record date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a bank, broker or other nominee. On the record date, 10,449,210 shares of our common stock were outstanding. Shares issuable in our rights offering were not outstanding on the record date.

17.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, you are the stockholder of record of the shares. As the stockholder of record, you have the right to grant a proxy to vote your shares to representatives from the company or to another person, or to vote your shares in person at the Annual Meeting. You have received either a proxy card to use in voting your shares or a notice of Internet availability of our proxy materials, which instructs you how to vote.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting, or any adjournment or postponement thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

18.	How can I vote in person at the Annual Meeting?

You may vote in person at the Annual Meeting or any adjournment or postponement thereof those shares that you hold in your name as the stockholder of record. You may vote in person shares for which you are the beneficial owner only by obtaining a legal proxy giving you the right to vote the shares from the bank, broker or other nominee that is the registered holder of your shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

19.	How can I vote without attending the Annual Meeting?

Whether you hold your shares as a stockholder of record or as a beneficial owner, you may direct how your shares are to be voted without attending the Annual Meeting or any adjournment or postponement thereof. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares.

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card.

Voting by Internet – Stockholders who have received a notice of the availability of our proxy materials by mail or email may vote over the Internet by following the instructions in the notice or email. Those who have received a paper copy of the proxy or voting instruction card by mail may vote over the Internet by following the instructions on the card.

Voting by Telephone – Stockholders of record may vote by telephone by calling 800-690-6903 and following the instructions. When voting by telephone, stockholders must have available the control number included on their proxy card, notice of availability of proxy materials or email notification.

Most stockholders who are beneficial owners of their shares and have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These stockholders should check the card for telephone voting availability.

Voting by Mail – Stockholders who have received a paper copy of these proxy materials may vote by mail by signing, dating and returning their proxy or voting instruction card.

20.	How will my shares be voted?

Your shares will be voted as you specifically instruct on your proxy or voting instruction card. If you sign and return your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the meeting.

21.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the proposal to ratify our independent registered public accounting firm. Your broker will be prohibited from voting your shares on the election of directors and the advisory approval of our executive compensation. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast.

22.	Will shares that I own as a stockholder of record be voted if I do not timely return my proxy card?

Shares that you own as a stockholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors.

If you do not timely return your proxy card, your shares will not be voted unless you or your proxy holder attends the Annual Meeting and any adjournment or postponement thereof and votes in person as described in Question 18.

23.	When is the deadline to vote?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting and any adjournment or postponement thereof.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

24.	May I change or revoke my vote?

You may change your vote at any time prior to the vote at the Annual Meeting.

If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address set forth in Question 27 prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

25.	Who will serve as inspector of elections?

The inspector of elections will be a representative of Broadridge Financial Solutions, Inc.

Attending the Annual Meeting

26.	Who can attend the Annual Meeting?

You may attend the Annual Meeting and any adjournment or postponement thereof only if you were a stockholder of ours at the close of business on November 17, 2016, the record date for the Annual Meeting, or you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

If you are not a stockholder of record but are the beneficial owner of shares held in street name through a bank, broker or other nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your nominee, or other similar evidence of share ownership.

The meeting will begin promptly at 4:00 p.m., local time. Please allow ample time for check-in procedures.

Stockholder Proposals and Director Nominations

27.	What is the deadline to submit stockholder proposals to be included in the proxy materials for next year’s Annual Stockholders’ Meeting?

Stockholder proposals that are intended to be included in our proxy materials for next year’s Annual Stockholders’ Meeting must be received by our Corporate Secretary no later than 5:00 p.m. Boston time on August 23, 2017 and must be submitted to Corporate Secretary, Great Elm Capital Group, Inc., 200 Clarendon Street, 51st Floor, Boston, MA 02116.

Proposals that are not timely submitted or are submitted to the incorrect address or other than to the attention of our Corporate Secretary may, at our discretion, be excluded from our proxy materials. Stockholder proponents must meet the eligibility requirements of the SEC’s Stockholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of that rule to be included in our proxy materials.

See Question 28 for a description of the procedures in our bylaws through which stockholders may nominate and include director candidates in our proxy statement.

28.	How may I nominate director candidates or present other business for consideration at an Annual Stockholders’ Meeting?

Stockholders who wish to (1) submit director nominees for inclusion in our proxy materials for next year’s Annual Stockholders’ Meeting or (2) nominate director candidates or present other items of business directly at next year’s Annual Stockholders’ Meeting must give written notice of their intention to do so in accordance with the deadlines described below to our Corporate Secretary at the address set forth in Question 27. Any such notice also must include the information required by our bylaws (which may be obtained as provided in Question 30) and must be updated and supplemented as provided in the bylaws.

Notice of director nominees submitted must be received at least 120 days but not more than 150 days prior to the first anniversary of the date the proxy statement was first sent to stockholders in connection with the last Annual Stockholders’ Meeting. The period for the receipt from stockholders of any such notice for the 2017 Annual Stockholders’ Meeting will begin on July 24, 2017 and end on August 23, 2017.

For other proposals, including director nominations, that are not submitted for inclusion in our proxy materials for next year’s Annual Stockholders’ Meeting, we must receive the notice at least 90 days but not more than 120 days before the date corresponding to the first anniversary of the date of the last Annual Stockholders’ Meeting. The period for the receipt from stockholders of any such notice for the 2017 Annual Stockholders’ Meeting will begin on August 23, 2017 and end on September 22, 2017.

These above-mentioned notice requirements applicable under our proxy access and advance notice bylaw provisions do not apply to stockholder proposals intended for inclusion in our proxy materials under the SEC’s Stockholder Proposal Rule (Rule 14a-8). The deadline for receiving those proposals is set forth in Question 27. These notice requirements also do not apply to questions that a stockholder may wish to ask at the Annual Stockholders’ Meeting.

29.	How may I recommend candidates to serve as directors?

Stockholders may recommend director candidates for consideration by the Corporate Governance Committee of our Board of Directors by writing to our Corporate Secretary at the address set forth in Question 27. A recommendation must be accompanied by a statement from the candidate that he or she would give favorable consideration to serving on the board and should include sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted.

Obtaining Additional Information

30.	How may I obtain financial and other information about Great Elm Capital Group?

Our consolidated financial statements are included in our 2016 Annual Report on Form 10-K that accompanies this proxy statement.

We file our Annual Report on Form 10-K with the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our Form 10-K and other information that we file with the SEC are available on our website at www.greatelmcap.com. We also will furnish a copy of our 2016 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any stockholder who so requests by writing to our Corporate Secretary at the address in Question 27.

By writing to us, stockholders also may obtain, without charge, a copy of our bylaws, corporate governance guidelines, codes of conduct and board standing committee charters. You also can view these materials on the Internet by accessing our website at www.greatelmcap.com.

32.	What if I have questions for the Company’s transfer agent?

If you are a stockholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address or phone numbers:

Computershare Trust Company, N.A.

250 Royall Street, Suite V

Canton, MA 02021

33.	How do I get additional copies of this proxy statement or voting materials?

If you need additional copies of this proxy statement or voting materials, please contact us at:

Great Elm Capital Group, Inc.

Attn: Investor Relations

200 Clarendon Street, 51st Floor

Boston, MA 02116

investorrelations@greatelmcap.com

34.	Who can help answer any additional questions?

If you have any additional questions about the Annual Meeting or how to vote, change or revoke your vote, you should contact our proxy solicitor at the following address or phone numbers:

Great Elm Capital Group, Inc.

Attn: Investor Relations

200 Clarendon Street, 51st Floor

Boston, MA 02116

investorrelations@greatelmcap.com

CORPORATE GOVERNANCE

Our business and affairs are managed and all corporate powers are exercised under the direction of our Board of Directors. Our Board of Directors establishes fundamental corporate policies and oversees the performance of the company and our Chief Executive Officer and the other officers to whom our Board of Directors has delegated authority to manage day-to-day business operations.

Our Board of Directors has adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the company’s governance. It also has adopted a Code of Business Conduct that applies to members of our Board of Directors, our executive officers as well as all of our employees. Several standing and special committees assist our Board of Directors in carrying out its responsibilities. Each operates under a written charter adopted by our Board of Directors.

Our corporate governance guidelines, standing committee charters, including our Audit, Compensation, and Corporate Governance Committee charters, and codes of conduct are posted on our website at www.greatelmcap.com. Paper copies may be obtained upon request by writing to: Corporate Secretary, Great Elm Capital Group, Inc., 200 Clarendon Street, 51st Floor, Boston, MA 02116.

Board of Directors

Functions

In addition to its general oversight role, our Board of Directors performs a number of specific functions, including:

▪	Hiring and firing our Chief Executive Officer and overseeing his or her performance and that of other senior management in the operation of the company;
▪	Planning for management succession;
▪	Guiding corporate strategy;
▪	Reviewing and monitoring strategic, financial and operating plans and budgets and their development and implementation by management;
▪	Assessing and monitoring risks and risk-management strategies;
▪	Suggesting, reviewing and approving significant corporate actions;
▪

Reviewing and monitoring processes designed to maintain the company’s integrity, including financial reporting, compliance with legal and regulatory obligations, and relationships with stockholders, employees, customers, suppliers and others; and

▪	Selecting director nominees, appointing board committee members, forming board committees and overseeing effective corporate governance.

Leadership Structure

Our Board of Directors retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board should be combined or separated and whether an independent director should serve as Chairman. This flexibility permits our Board of Directors to organize its functions and conduct its business in a manner it deems most effective in then prevailing circumstances.

Currently, we have an independent Chairman, whose roles include:

▪	To act as the principal liaison between the independent directors and the Chief Executive Officer;
▪	To review and approve all board and committee agendas and approve information sent to the board, providing input to management on the scope and quality of such information;
▪

To consult with the Chief Executive Officer and committee chairs regarding the topics and schedules of the meetings of the board and committees and approve such schedules to assure that there is sufficient time for discussion of all agenda items;

▪	To call a special meeting of our Board of Directors or the independent directors at any time, at any place and for any purpose;
▪	To be available for consultation and direct communication with the company’s major stockholders;
▪	To consult with the Corporate Governance Committee as part of the committee’s review of director nominations and recommendations of director candidates;
▪

To consult with directors regarding acceptance of memberships on other boards to assure that multiple board service does not conflict or otherwise interfere with such directors’ service to the company;

▪

Led by the Compensation Committee and together with the Chief Executive Officer, to report annually to our Board of Directors on succession planning, including policies and principles for executive officer selection;

▪	To organize, convene and preside over executive sessions of the independent directors and promptly communicate approved messages and directives to the Chief Executive Officer; and
▪	To perform such other duties as may be assigned from time-to-time by the independent directors.

The position and role of Chairman is intended to provide board leadership. It is also intended to expand lines of communication between the board and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management.

In July 2016, upon Richard S. Chernicoff agreeing to become our Chief Executive Officer, Hugh Steven Wilson became our Chairman of the Board.

Our Board of Directors believes that its independence and oversight of management is maintained effectively through this flexible leadership structure, our board’s composition and sound corporate governance policies and practices.

Director Independence

Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by Nasdaq. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with the company. They also identify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of the company’s directors and director nominees. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its current directors and nominees (other than Richard S. Chernicoff and Peter A. Reed) and their immediate family members; the absence of any of the other specific relationships that would preclude a determination of independence under the Nasdaq independence rules; the absence of any affiliation of the company’s directors and their immediate family members with the company’s independent registered public accounting firm, compensation consultants, legal counsel, and investment bankers; the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions.

Based upon this review, our Board of Directors has affirmatively determined that each of the company’s non-employee directors is independent. The independent directors are:

◾	Hugh Steven Wilson
◾	Jeffery S. Serota

Assuming Mark A. Snell is elected at the Annual Meeting, the board has also determined that Mr. Snell will be an independent director.

Director Share Ownership Guidelines

Our Board of Directors has not established director share ownership guidelines.

Board and Committee Meetings; Executive Sessions; Annual Stockholders’ Meetings

At regularly scheduled board and committee meetings, directors review and discuss management reports regarding our performance, prospects and plans, as well as significant opportunities and immediate issues facing us. At least once a year, our Board of Directors also reviews management’s long-term strategic and financial plans.

The Chief Executive Officer proposes the agenda and schedule for each board meeting to the Chairman of the Board, who then reviews and modifies or approves it. Committee agendas and schedules are set by or in consultation with the committee chair and with the approval of the Chairman of the Board. Directors are encouraged to propose agenda items, and any director also may raise at any meeting subjects that are not on the agenda. Information and other materials important to understanding the business to be conducted at board and committee meetings, to the extent available, are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting. An executive session of independent board members is held at each regular board meeting, and any director may call for an executive session at any board meeting. The Chairman of the Board presides over executive sessions.

During the fiscal year ended June 30, 2016, our Board of Directors held twenty two meetings and committees of the board held nine meetings. Directors, on an aggregate basis, attended over ninety eight percent of the combined number of these meetings. Each director attended at least 98 percent of the combined number of meetings of our Board of Directors and each committee of which the director was a member.

We have not established a policy with respect to board nominees attending our annual stockholders’ meetings. Last year, all of the nominees for election at the 2016 Annual Meeting attended our annual stockholders’ meeting.

Evaluation of Board and Director Performance

The Nominating and Corporate Governance Committee annually reviews and evaluates the performance of our Board of Directors. The committee assesses the board’s contribution as a whole and identifies areas in which the board or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of the board, and the results are reviewed with our Board of Directors and its committees. The standing committees did not conduct separate committee level self-evaluations with respect to the fiscal year ended June 30, 2016.

Our Board of Directors annually reviews the individual performance and qualifications of each director who may wish to be considered for nomination to an additional term. The evaluations are reviewed by the Nominating and Corporate Governance Committee, which makes recommendations to our Board of Directors regarding nominees for election as directors.

Risk Oversight

Our Board of Directors is responsible for the general oversight of risks that affect us. Our Board of Directors receives regular reports on our operations from our Chief Executive Officer, as well as other members of management. Our Board of Directors reviews these reports and makes inquiries whenever appropriate.

Our Board of Directors also fulfills its oversight role through the operations of its various committees, including our Audit Committee. Our Board receives periodic reports on each committee’s activities. The Audit Committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC. The Audit Committee receives reports from our Chief Financial Officer and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions.

Succession Planning and Management Development

Our Compensation Committee oversees and regularly evaluates leadership succession planning practices and results. They report annually to our Board of Directors on succession planning, including policies and principles for executive officer selection.

Review of Related Person Transactions

SEC rules require us to disclose certain transactions involving more than $120,000 in which we are a participant and any of our directors, nominees as directors or executive officers, or any member of their immediate families, has or will have a direct or indirect material interest. The charter of our Audit Committee requires the committee to review and approve or ratify any such “related person transaction” that is required to be disclosed. Except as disclosed in this proxy statement, there have been no transactions or proposed transactions requiring review during fiscal 2016 through the date of the mailing of this proxy statement.

Board Access to Senior Management, Independent Accountants and Counsel

Directors have complete access to our independent registered public accounting firm, senior management and other employees. They also have complete access to counsel, advisors and experts of their choice with respect to any issues relating to our Board of Directors’ discharge of its duties.

Retirement Policy

We have not established a board retirement policy.

Board Committees

The following chart sets forth our Board of Directors standing committees and membership on these committees, assuming all of our nominees are elected at the Annual Meeting.

	Audit	Nominating & Corporate Governance	Compensation
Hugh Steven Wilson	✓	Chair	✓
Jeffrey S. Serota	✓	✓	Chair
Mark A. Snell	Chair	✓	✓

Audit Committee

Our Audit Committee reviews our internal accounting procedures and considers and reports to our Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. Our Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. On a routine basis, our Audit Committee meets separately with our independent auditors and invites select employees who work under the Chief Financial Officer to participate in its meetings. Our Audit Committee charter requires that each of the members of the Audit Committee is (1) independent, as defined under SEC rules and Nasdaq listing standards, (2) financially literate (able to read and understand financial statements at the time of appointment), and that (3) at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. The responsibilities and activities of our Audit Committee are described in greater detail in the Audit Committee Charter.

Our Board of Directors determined that each member of our Audit Committee met the independence and financial knowledge requirements under the Audit Committee Charter, the SEC rules, and the Nasdaq listing standards. Our Board of Directors also determined that Mr. Snell qualifies as an “audit committee financial expert” in accordance with SEC rules, based upon each member’s experience and understanding with respect to certain accounting and auditing matters. Our Audit Committee held six meetings during the fiscal year ended June 30, 2016.

Compensation Committee

The Compensation Committee of our Board of Directors acts on behalf of our Board of Directors to review, adopt and oversee our compensation and employee benefit programs and practices, including, but not limited to:

▪

establishment of corporate goals and objectives relevant to the compensation of our named executive officers and our other executive officers and evaluation of performance in light of these stated objectives;

▪

evaluation of the performance of the named executive officers and determination and approval of, and, in the case of our Chief Executive Officer, recommendation to the Board for approval, the compensation and other terms of employment, including long-term incentive compensation, severance and change-in-control arrangements, of our named executive officers;

▪

appoints, retains, compensates, terminates and oversees the work of any independent experts, consultants and other advisers reviews and approves the fees and retention terms for such experts, consultants and other advisers and considers at least annually the independence of such consultants;

▪

review and administration of our general compensation plans and other employee benefit plans, including incentive-based compensation and equity compensation plans and other similar plans and programs; and

▪	review with management the Compensation Discussion and Analysis, including the determination of whether to recommend that it be included in the proxy statement.

In fulfilling its responsibilities, our Compensation Committee is entitled to delegate to a subcommittee for any purpose it deems appropriate, including delegation to a subcommittee of our Board of Directors consisting of one or more members of our Board of Directors the authority to make awards to non-executive officers under the equity-based plans, in accordance with guidelines and policies set by our Compensation Committee. The responsibilities and activities of our Compensation Committee are described in greater detail under the heading “Compensation Discussion and Analysis”.

For executives other than our Chief Executive Officer, our Compensation Committee considers evaluations and recommendations submitted to our Compensation Committee by our Chief Executive Officer on which compensation determinations are then made. In the case of our Chief Executive Officer, the evaluation of his or her performance is conducted by our Compensation Committee, which determines whether, and if so in what manner, to recommend to the full Board of Directors any adjustments to his or her compensation as well as awards to be granted. Our Compensation Committee does not determine non-employee director compensation.

Our Board of Directors has determined that each of the members of our Compensation Committee is independent as defined by the Nasdaq rules. In addition, each member of our Compensation Committee is an “outside director” as defined in Section 162(m) of the Code and is a “non-employee” director as defined under Section 16 of the Exchange Act. The Compensation Committee met one time during the year ended June 30, 2016. Our Compensation Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available in the corporate governance section of our website at www.greatelmcap.com.

The charter of our Compensation Committee provide that any independent compensation consultant engaged by our Compensation Committee works for our Compensation Committee, not our management, with respect to executive and director compensation matters.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating individuals to serve as our directors, advising the Board with respect to its composition, procedures and committees, evaluating incumbent directors, and assessing the performance of management. Our Nominating and Corporate Governance Committee also oversees the development of our corporate governance matters. The responsibilities and activities of our Nominating and Corporate Governance Committee are described in greater detail in the Nominating and Corporate Governance Committee Charter.

Our Nominating and Corporate Governance Committee is committed to a diversified board, seeking members from various professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional integrity. However, our Nominating and Corporate Governance Committee does not have a policy with respect to diversity considerations in the selection of director nominees. Our Nominating and Corporate Governance Committee evaluates nominees to our Board of Directors, which evaluation applies to both new director candidates as well as incumbent directors, in the context of the current composition of our Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the criteria for director qualifications set by our Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate to maintain a balance of knowledge, experience, effectiveness and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee typically reviews such directors’ overall service during their term, including

▪	the number of meetings attended;
▪	the level of participation;
▪	the quality of performance; and
▪	any other relationships and transactions that might impair such directors’ independence.

In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. Our Nominating and Corporate Governance Committee arranges for as many members of the Nominating and Corporate Governance Committee as it determines advisable to interview each potential candidate it is considering recommending to our Board of Directors. Our Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.

Our Nominating and Corporate Governance Committee believes that a candidate for director should have certain minimum qualifications. Our Nominating and Corporate Governance Committee will generally consider such factors as:

▪	possessing relevant expertise upon which to be able to offer advice and guidance to management, including public company board experience and international business experience;
▪	the ability to read and understand basic financial statements;
▪	having sufficient time to devote to our affairs;
▪	a reputation for personal integrity and ethics;
▪	demonstrated excellence in his or her field;
▪	the ability to work effectively with the other members of our Board of Directors;
▪	having the ability to exercise sound business judgment; and
▪	the commitment to rigorously represent the long-term interests of the stockholders.

Notwithstanding the foregoing, our Nominating and Corporate Governance Committee reserves the right to modify these factors from time to time, taking into account the then current needs of our Board of Directors in an effort to maintain a balance of knowledge, experience and capability.

Our Nominating and Corporate Governance Committee considers and evaluates any candidate who is properly recommended by stockholders, identified by members of our Board of Directors or our executives, or, at the discretion of our Nominating and Corporate Governance Committee, an independent search firm.

Our Nominating and Corporate Governance Committee held two meetings during the fiscal year ended June 30, 2016.

Communications with the Board

Stockholders and other interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any Board committee or the Chair of any such committee by mail. All such correspondence may be sent addressed to the Board, any committee or any individual director, c/o Corporate Secretary, Great Elm Capital Group, Inc., 200 Clarendon Street, 51st Floor, Boston, Massachusetts 02116.

All stockholder communications will be opened and reviewed by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any group or committee of directors, the Corporate Secretary will make sufficient copies and send one copy to each director who is a member of the group or committee to which the envelope is addressed.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during fiscal 2016,

▪	was an officer or employee of ours or any of our subsidiaries;
▪	was formerly an officer of the ours or any of our subsidiaries; or
▪	(except as described herein) had any relationship requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions in this proxy statement.

Non-Employee Director Compensation

We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors are not compensated for board services in addition to their regular employee compensation. For the fiscal year ended June 30, 2006, our non-employees director compensation program for payment of Board retainer and Committee fees was as follows:

▪	$40,000 in cash as an annual retainer
▪	$20,000 in cash for service as Audit Committee chairperson
▪	$10,000 in cash for service as Compensation Committee chairperson
▪	$10,000 in cash for service as Nominating and Corporate Governance chairperson
▪	$10,000 in cash for service as a member of each committee a director serves on
▪

$90,000 annual grant of restricted stock units having a value of $90,000 measured by a 30-day trailing average from the date of grant, subject to one-year cliff vesting from the grant date, pro-rated for partial periods of service during the fiscal year.

Non-Employee Director Compensation – Fiscal 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)
Richard S. Chernicoff	107,500	107,996
Dallas S. Clement	28,750	—
Taylor O. Harmeling	—	—
Mark E. Jensen	31,250	—
Gregory P. Landis	27,500	—
William E. Marino	27,500	—
Jess M. Ravich	36,240	107,996
Peter A. Reed	81,566	107,996
Philip A. Vachon	565,000	147,549
Hugh Steven Wilson	28,024	85,098

(1)	Represents the market value on the date of the award.

In addition, on July 5, 2016, we entered into a consulting agreement with Philip A. Vachon, the former Chairman of our Board of Directors. Mr. Vachon agreed to provide consulting services to us through the time of resolution of any claims made by Pan Optis under the purchase agreement for the divestiture of our patent business, and we paid Mr. Vachon $500,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to us, we believe that during the year ended June 30, 2016 all of our directors, officers and applicable stockholders timely filed these reports, except Mr. Chernicoff filed one late report, Taylor Harmeling, a former member of our Board of Directors, filed two late reports, Mr. Ravich filed two late reports, Mr. Reed filed one late report, and Mr. Vachon filed two late reports.

Certain Relationships and Related Transactions, and Director Independence

As of June 30, 2016, private funds managed by MAST Capital Management, LLC (the MAST Funds) beneficially owned an aggregate of 1,755,731 shares of our common stock and were the sole registered owners of our senior secured notes due 2019.

On July 21, 2015, our Board of Directors granted a waiver of our tax benefits protection plan to allow the MAST Funds to acquire up to 13.9% of the outstanding shares of our common stock in exchange for the MAST Funds agreeing to extend the maturity of our senior secured notes by one year to June 2019. The extension of the maturity date of our notes was memorialized in a December 23, 2015 amendment to the indenture under which the notes were issued (the Indenture).

On August 13, 2015, our Board of Directors granted a waiver of our tax benefits protection plan to allow the MAST Funds to acquire up to 19.9% of the outstanding shares of our common stock from funds managed by Indaba Capital Management, LLC (Indaba) in order to avoid a proxy fight threatened by Indaba.

On February 7, 2016, the MAST Funds agreed to amend the Indenture in order to allow us to consummate the Divestiture of our intellectual property business. A second amendment to the Indenture was executed on April 6, 2016.

On June 23, 2016, we entered into:

▪

a consent agreement with the MAST Funds in order to allow us to enter into and consummate the Full Circle merger and the transactions contemplated by the Subscription Agreement, dated as of June 23, 2016, by and among Great Elm Capital Corp., us and the MAST Funds, (the Subscription Agreement) and waiving technical defaults under the Indenture;

▪

the Subscription Agreement with the MAST Funds and GECC that provided for the MAST Funds to contribute a $90 million portfolio of debt instruments to GECC in exchange for approximately 46% of the pro forma shares of GECC; and

▪

a non-binding memorandum of understanding with MAST and its key employees that contemplated that concurrent with the Merger our wholly-owned registered investment advisor, Great Elm Capital Management, Inc., will hire substantially all of the employees of MAST and specifies their compensation for service to us and for giving up the right to manage the $90 million portfolio contributed per the Subscription Agreement.

On August 15, 2016, we agreed to purchase $7.9 million of principal amount of our senior secured notes from a MAST Fund at a discount to the redemption price then in effect.

On October 18, 2016, we retired all of our remaining senior secured notes for payment of approximately $31.7 million to MAST Funds.

On November 3, 2016, we entered into a cost sharing agreement with MAST Capital Management, LLC (MAST) under which our Great Elm Capital Management, Inc. (GECM) subsidiary hired all of the employees of MAST and acquired all of the infrastructure that supported MAST’s business and MAST agreed to pay us for its pro rata share.

On November 3, 2016, we acquired 80.1% of GECC GP Corp., the remaining 19.9% of GECC GP Corp. is owned by employees of our GECM subsidiary. GECC GP Corp. made a $10.8 million secured promissory note in favor of MAST.

Our certificate of incorporation and indemnification agreements with our directors and executive officers obligate us to indemnify our directors and executive officers. We have also purchased director and officer indemnification insurance.

Other than as described above, no transaction requiring disclosure under applicable federal securities laws occurred during the year ended June 30, 2016 that was submitted to our Audit Committee for approval as a related party transaction.

Our Code of Conduct provides our written policies and procedures for the review of any activities by a director, executive officer or employee or members of their immediate families which create or appear to create an actual or potential conflict between the individual’s interests and our interests. Our Audit Committee is responsible for interpreting our Code of Conduct, reviewing reports of alleged breaches of such Code of Conduct and granting waivers of or approving amendments of such Code of Conduct. Our Audit Committee is responsible for reviewing past or proposed transactions between us and related persons.

Our Code of Conduct requires all of our employees, executives, directors, agents and representatives, including contractors and contingent workers, to avoid any activity or personal interest that creates or appears to create a conflict of interest with us, and requires all of our personnel to disclose any such activity or interest to management. Our employees and directors must disclose any relationship with outside firms where they have any influence on transactions involving purchases, contracts or leases with such firm. Employees are directed to report such potential or actual conflicts to their supervisors, the Chief Financial Officer or Chief Executive Officer, and management is directed to review and make a report to the Chief Financial Officer or Chief Executive Officer. Our Chief Financial Officer or Chief Executive Officer or his/her designee then reviews the situation, and if an actual conflict of interest exists, must disclose such facts and circumstances to our Audit Committee, which oversees treatment of such issues and reviews and resolves the individual matters presented.

Our directors and executive officers are required to obtain the prior written approval of our Audit Committee, or its designated member, following the full disclosure of all facts and circumstances before making any investment, accepting any position or benefits, or participating in any transaction or business arrangement that creates or appears to create a conflict of interest.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors was composed of the two directors named below, both of whom have been determined by our Board of Directors to be independent directors. Our Board of Directors also has determined that both members of the committee are financially literate and that Mr. Ravich is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. The committee’s charter, adopted by the board, is posted on the company’s website at www.greatelmcap.com.

The committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving both audit and non-audit services to be provided by the firm and assisting the board in providing oversight of the company’s financial reporting process. In fulfilling its oversight responsibilities, the committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

It is not the committee’s responsibility to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete, accurate and in accordance with accounting principles generally accepted in the United States and applicable laws, rules and regulations. Management is responsible for the company’s financial statements, including the estimates and judgments on which they are based, as well as the company’s financial reporting processes, accounting policies, internal audit function, internal accounting controls, disclosure controls and procedures, and risk management. The company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an audit of the company’s annual financial statements, expressing an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States, expressing an opinion as to the effectiveness of the company’s internal control over financial reporting and reviewing the company’s quarterly financial statements.

The committee has discussed with Grant Thornton LLP the matters required to be discussed by the rules of the Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” which requires the independent registered public accounting firm to communicate information to the committee regarding the scope and results of its audit of our financial statements, including information with respect to the firm’s responsibilities under auditing standards generally accepted in the United States, significant accounting policies, management judgments and estimates, any significant unusual transactions or audit adjustments, any disagreements with management and any difficulties encountered in performing the audit and other such matters required to be discussed with the committee by those standards.

The committee also received from Grant Thornton LLP a report providing the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Grant Thornton LLP also has discussed its independence with the committee and confirmed in the report that, in its professional judgment, it is independent of the company within the meaning of the federal securities laws.

The committee also has reviewed and discussed with our senior management the audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2016 and management’s reports on the financial statements and internal controls. Management has confirmed to the committee that the financial statements have been prepared with integrity and objectivity and that management has maintained an effective system of internal controls. Grant Thornton LLP has expressed its professional opinions that the financial statements conform with accounting principles generally accepted in the United States and that management has not maintained an effective system of internal controls. In addition, our Chief Executive Officer and Chief Financial Officer have reviewed with the committee the certifications that each filed with the Securities and Exchange Commission pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the policies and procedures management has adopted to support the certifications.

Our management identified a material weakness in the registrant’s internal control over financial reporting related to the application of ASC 740-20 allocating taxes between continuing operations and discontinued

operations. Specifically, during the course of the audit of our financial statements for the year ended June 30, 2016, we determined that the aggregate benefit from income taxes of less than $140,000 for the year ended June 30, 2016 was required to be allocated between continuing operations and discontinued operations. Management applied remedial procedures, including additional work by the accounting firm to whom the company outsources preparation of its tax provision to ensure that taxes were fairly presented in accordance with generally accepted accounting principles prior to issuance of the financial statements included in the company’s annual report on Form 10-K for the year ended June 30, 2016. The audit committee evaluated the material weakness and directed management to develop a plan of remediation to strengthen our internal control over accounting for income taxes. The audit committee is supervising management’s remediation plan which may include personnel changes within the company, changes to the company’s processes with our outsourced provider, and changes that the company’s outsourced provider could make to staffing related to their engagement with the company.

Based on these considerations, the Audit Committee has recommended to the Board of Directors that the company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2016 for filing with the Securities and Exchange Commission.

Hugh Steven Wilson, Chair

Jess M. Ravich

STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 17, 2016 by: (a) each of the named executive officers; (b) all current executive officers and directors of the Company as a group; and (c) all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of November 17, 2016, approximately 10,449,210 shares were issued and outstanding, and, for any individual who beneficially owns shares represented by options exercisable within 60 days of November 17, 2016, these shares are treated as if outstanding for that person, but not for any other person.

The following table indicates the total number of shares beneficially owned by the following persons, including shares subject to options exercisable within 60 days of November 17, 2016. Unless otherwise indicated, these shares do not include any shares purchased in the rights offering, purchased as a backstop provider in the rights offering or options or restricted stock awarded after November 17, 2016:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Directors and Named Executive Officers:
Richard S. Chernicoff	33,420	*

Peter A. Reed(2)	53,917	*

Jeffrey S. Serota	—	*

Boris Teksler	420,800	4%

James D. Wheat	41,667	*

Hugh Steven Wilson	7,639	*

All current executive officers and directors as a group (6 persons)		5%

Five Percent Stockholders:

Entities affiliated with MAST Capital Management, LLC, 200 Clarendon Street, 51st Floor, Boston, MA 02116(2)(3)	1,755,731	17%
Gracie Investing LLC, 11755 Wilshire Blvd., Suite 1400, Los Angeles, CA 90025

Entities affiliated with Kingdon Capital Management, L.L.C., 152 West 57th Street, 50th Floor, New York, NY 10019(4)	545,020	5%

* Less than 1% of the outstanding shares of our common stock.

(1) This table is based upon information supplied by each officer, director, and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the table, the address for each person named above is c/o Great Elm Capital Group, Inc., 200 Clarendon Street, 51st Floor, Boston, MA 02116.

(2) Mr. Reed is a Partner and Portfolio Manager of MAST Capital Management, LLC. Mr. Reed was nominated to our board by the holder of our senior secured notes. Under the SEC rules, Mr. Reed is not deemed to be the beneficial owner of the shares of our common stock owned by the MAST Funds. Mr. Reed is a limited partner in the MAST Funds accordingly, 45,529 shares are included in the above table to reflect Mr. Reed’s pecuniary interest therein.

(3) Based solely on information furnished in a Schedule 13D/A filed with the SEC on August 18, 2015, jointly by MAST and Mr. David J. Steinberg, in which MAST and Mr. Steinberg report beneficial ownership of 1,755,731 shares of our common stock (as to which each has shared voting and dispositive powers).

(4) Based solely on information furnished in a Schedule 13G/A filed with the SEC on February 17, 2015, jointly by Kingdon Capital Management, L.L.C. and Mark Kingdon in which each of Kingdon Capital Management, L.L.C. and Mark Kingdon report beneficial ownership of 545,020 shares of our common stock (as to which each has shared voting and dispositive powers).

PROPOSALS TO BE VOTED ON

Proposals 1, 2 and 3 have been included in this proxy statement at the direction of the Board of Directors. The board recommends that you vote “FOR” each of Proposals 1, 2 and 3.

Proposal 1: Election of Directors

Directors are elected at each Annual Stockholders’ Meeting for terms expiring at the next Annual Stockholders’ Meeting. The Nominating and Corporate Governance Committee has recommended and the Board of Directors has nominated the following five individuals for election as directors, all of whom (except Mr. Snell) currently are directors:

Hugh Steven Wilson	Jeffrey S. Serota
Mark A. Snell	Peter A. Reed
Richard S. Chernicoff

Properly executed proxies will be voted for these five nominees unless other instructions are specified. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by the board, or the board may reduce the authorized number of directors. In no event may the proxies be voted for more than five nominees.

The board has determined that each non-employee nominee is an independent director.

Biographical information regarding each director nominee and his or her qualifications to serve as a director is set forth on the succeeding pages. The year shown as election as a director is the year that the director was first elected as one of our directors. Unless otherwise indicated, each director has held his or her principal occupation or other positions with the same or predecessor organizations for at least the last five years.

Hugh Steven Wilson is 67 years old and Chairman of our Board and has been a member of our Board of Directors since January 2016. Mr. Wilson was a Managing Partner of Tennenbaum Capital Partners, LLC (TCP) from 2005 to 2012, where he is a member of its advisory board. Mr. Wilson served as Chief Executive Officer of four TCP affiliated registered investment companies. Mr. Wilson served as a Senior Partner at Latham & Watkins, where he was Global Co-Chairman of the Mergers and Acquisitions Practice Group and Chairman of the National Litigation Department. Mr. Wilson has been the Chairman of International Wire Group Holdings, Inc. (ITWG), a company majority owned by the MAST Funds, since October 20, 2009. He serves as Vice Chairman of Burford Capital Limited.

Mr. Wilson brings to our Board of Directors judgment accumulated over a 40-year career, expertise in the asset management business, with mergers and acquisitions, leveraged finance and legal matters.

Mark A. Snell is 60 years old and has been president of Sempra Energy, a San Diego-based Fortune 500 energy services holding company, since 2011 and he will retire from Sempra Energy on March 1, 2017. From 2006 to 2011, Mr. Snell was executive vice president and chief financial officer of Sempra Energy. Previously, Mr. Snell was group president overseeing Sempra Energy’s businesses outside of the company’s two California utilities. Prior to that, he served as chief financial officer of this group. Mr. Snell joined Sempra Energy in 2001 as vice president of planning and development.

Previously, Mr. Snell was executive vice president and chief financial officer for Earth Tech, a Long Beach, Calif.-based water management, engineering and environmental services firm. Prior to that, he was executive vice president and chief financial officer of Dames and Moore, an engineering and construction firm headquartered in Los Angeles. At Dames and Moore, he guided the completion of acquisitions that more than doubled the firm’s revenues. Mr. Snell also served as chief financial and administrative officer for Latham & Watkins. Preceding that, he was executive vice president and chief financial officer of World Oil Corp., a privately held, integrated oil company. Mr. Snell began his career as an auditor and in acquisition support at KPMG Peat Marwick.

Mr. Snell brings to our Board of Directors experience leading businesses and in mergers and acquisitions, finance and accounting.

Jeffrey S. Serota is 50 years old and has served on our board since November 2016. Mr. Serota is currently a Senior Advisor at Corbel Structured Equity Partners, an alternative lower middle-market debt manager. Mr. Serota served as a Senior Partner and Senior Advisor at Ares Management LLC (Ares) from 1997-2013. While at Ares, Mr. Serota led investments in an array of security types and industries. Transaction structures included buyouts, recapitalizations, structured equity, minority interest, and distressed-for-control, among others. As part of his role as a Senior Partner at Ares, Mr. Serota acted as an Interim Chief Executive Officer for certain portfolio company investments of Ares, led fundraising efforts for private equity investment funds, participated in numerous private and public companies as a Member of the board of directors, and assisted in the management of the private equity efforts at Ares. Before Ares, Mr. Serota served as a Vice President in the investment banking department at Bear, Stearns & Co. Inc. Prior to Bear Stearns, Mr. Serota was employed at Dabney/Resnick, Inc., where he specialized in merchant banking and capital raising activities for middle market companies and had primary responsibility for Dabney/Resnick’s bridge financing activities. Mr. Serota was also employed at Salomon Brothers Inc, where he focused on mergers and acquisitions and merchant banking transactions.

Mr. Serota is currently Chairman of the Board of CIFC Corp. (CIFC), a $15 billion asset management firm specializing in non-investment grade credit products. Mr. Serota has been a member of the CIFC board since 2014. Mr. Serota also served as the Chairman of SandRidge Energy, Inc. from June 2013 until October 4, 2016 and as an independent director from March 2007 to October 4, 2016. Mr. Serota has also served on numerous public and private company boards over his career. Public company boards included: Exco Resources, Lyondell Basell Inc., WCA Waste Corp. and Douglas Dynamics, Inc.

Mr. Serota brings to our Board of Directors over 25 years of experience as a principal investor, financial services professional, and operating executive.

Peter A. Reed is 36 years old and has served as one of our directors since May 2015. Mr. Reed is Chief Investment Officer of our Great Elm Capital Management subsidiary and Chief Executive Officer of Great Elm Capital Corp. Mr. Reed is a Portfolio Manager and Partner at MAST Capital, a Boston-based registered investment advisor. Mr. Reed currently serves as a director of ITWG and the Chairman of the Board of Nebraska Book Holdings, Inc. Prior to joining MAST in 2004, Mr. Reed was an investment banking analyst at Brown, Gibbons, Lang & Company where he worked on mergers and acquisitions, in-court and out-of-court financial restructurings, and debt and equity private placements for middle market companies.

Mr. Reed brings to our Board of Directors knowledge of capital markets and corporate governance.

Richard S. Chernicoff is 51 years old and was hired as our Chief Executive Officer on an interim basis in July 2016. Mr. Chernicoff has served as one of our directors since March 2014, as our Lead Independent Director from April 2014 to October 2015 and as Chairman of our Board from October 2015 to July 2016. Mr. Chernicoff is a member of the board of directors of Marathon Patent Group, Inc. and Diablo Technologies, Inc. Prior to joining our board, Mr. Chernicoff was President of Tessera Intellectual Property Corp. from July 2011 to January 2013. Prior to Tessera, Mr. Chernicoff was President of Unity Semiconductor Corp. Prior to that, Mr. Chernicoff was with SanDisk Corporation where, as Senior Vice President, Business Development, Mr. Chernicoff was responsible for mergers and acquisitions, financings and joint ventures. Previously, Mr. Chernicoff was a mergers and acquisitions partner in the Los Angeles office of Brobeck, Phleger & Harrison LLP, a corporate lawyer in the Los Angeles office of Skadden, Arps, Slate, Meagher & Flom LLP, a member of the staff of the SEC in Washington, DC and a certified public accountant with Ernst & Young LLP.

Mr. Chernicoff brings to our Board of Directors experience leading businesses and in mergers and acquisitions, finance, legal matters and accounting.

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The members of the Audit Committee and the Board of Directors believe the continued retention of Grant Thornton LLP as our independent registered accounting firm is in our and our stockholders’ best interest. Ratification requires the receipt of “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the approving majority also must represent more than 25 percent of our outstanding shares. The Board of Directors recommends that you vote “FOR” Proposal 2.

The following table presents aggregate fees billed to us for services rendered by Grant Thornton LLP for fiscal years ended June 30, 2016 and June 30, 2015:

	Year ended June 30,
In thousands	2016	2015
Audit Fees:
Audit services, statutory audits, quarterly reviews and 1933 Act filings	$426	$336
Audit-Related Fees:
Accounting Consultation	—	10
Tax Fees:
Income tax compliance and consulting	—	—
All Other Fees: (including financial information systems design and implementation)	—	—

Total fees	$426	$346

Audit Committee Pre-Approval Policies and Procedures

Among its other duties, our Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. Our Audit Committee has established a policy regarding pre- approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of our Audit Committee is requested. Our Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent auditor. On a periodic basis, management reports to our Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All services performed by Grant Thornton LLP for fiscal years 2016 and 2015 were approved in accordance with our Audit Committee’s pre-approval guidelines.

Proposal 3: Advisory Approval of Our Executive Compensation

Our board recognizes that performance-based executive compensation is an important element in driving long-term stockholder value. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our 2015 executive compensation program.

Significant information on our executive pay program is provided in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution.

“RESOLVED, as an advisory matter, the stockholders of Great Elm Capital Group, Inc. approve the compensation paid to the Company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Approval requires the receipt of “FOR” votes constituting a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, and the approving majority must represent more than 25 percent of our outstanding shares.

Even though the say-on-pay vote is advisory and will not be binding on the Company, the Compensation Committee and the Board of Directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns. Our Board of Directors recommends that you vote “FOR” Proposal

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

During fiscal 2016, we made three major compensation decisions:

▪	Hiring Mr. Mesel;
▪	Hiring Mr. Wheat; and
▪	Extending the time for Mr. Teksler to exercise his options.

In hiring Mr. Mesel, the key considerations of his compensation arrangement were:

▪	Base salary was benchmarked off the range of base compensation of general counsels of a sample of Silicon Valley public companies with a market capitalization of less than $1 billion.
▪

Mr. Mesel’s bonus arrangement was tied to success in litigation. If we won cases that went to trial while Mr. Mesel was general counsel, Mr. Mesel would earn incremental compensation. When we hired Mr. Mesel, we had lost over 20 litigations in a row. We hoped that litigation victories would lead to revenue from infringers of our patents. Mr. Mesel’s bonuses were sized to be less than 10% of what we expected to spend on our barristers/trial lawyers for those cases.

▪	We provided Mr. Mesel with stock options at fair market value that we hoped would create alignment between Mr. Mesel’s behavior and total shareholder return.
▪

When we hired Mr. Mesel, our board was split as to whether to continue in the patent business or divest that business, so Mr. Mesel was able to negotiate for single trigger acceleration of the vesting of his options on a change of control.

We had three CFOs in two years, and we were in the midst of negotiating the divestiture of our patent business when we hired Mr. Wheat. The key considerations of Mr. Wheat’s compensation were:

▪

Base salary was benchmarked off Mr. Wheat’s prior employment as a public company CFO (adjusted for our smaller size) and the range of base compensation of CFOs of a sample of Silicon Valley public companies with a market capitalization of less than $1 billion.

▪

We recognized that Mr. Wheat was not in a position to drive our success with infringers of our patents, so his bonus is tied to performance of the finance organization that he manages. We focused Mr. Wheat’s goals on timely, correct, and complete SEC filings and maintaining a system of internal controls over financial reporting.

▪	We provided Mr. Wheat with stock options at fair market value to create an incentive for Mr. Wheat to focus on total shareholder return.
▪

Mr. Wheat did not receive any change of control severance. We approached Mr. Wheat and asked him to continue to serve us through the filing of this report and offered him a bonus tied to (a) continued employment and (b) timely filing of our 2016 Form 10-K.

Subject to approval by our stockholders, we extended Mr. Teksler’s time to exercise his stock options. Mr. Teksler’s stock options were out of the money while we were negotiating the divesture of our patent business. Mr. Teksler believed in his ability to license our patents and would have preferred that we remain in the patent business. We acceded to Mr. Teksler’s request to extend his option exercise period because we believed that this concession would result in Mr. Teskler feeling supported by our Board resulting in Mr. Teksler’s support through the completion of the Divestiture. We did not believe that his contractual entitlement to $1 million in severance was sufficient to motivate Mr. Teksler to work hard at the Divestiture given his strong desire to continue employment as CEO of a public patent company.

Fiscal 2016 was and fiscal 2017 will be a year of transition. We did not have comprehensive compensation philosophies that guided the foregoing decisions. Onboarding Messrs. Mesel and Wheat was largely decided by reference to what other companies were willing to offer these prospective employees and their knowledge that we might divest our patent business within a year of their hire date. Our 2015 say-on-pay proposal was approved by a narrow majority. The most significant element of 2016 compensation was fixed in fiscal 2015 when our prior compensation committee and board approved Mr. Teksler’s employment offer that locked in his $1 million base pay and $1 million severance package.

We do not have specific stock ownership guidelines in place. We have prohibited our directors and executive officers from shorting our stock.

In setting Mr. Chernicoff’s compensation, a substantial portion of his compensation is tied to consummation of transactions and the value of his stock award is larger than his base cash compensation. As we transition, we created an incentive for Mr. Chernicoff to hold personnel costs down by reducing his base compensation by 1/3rd if we hire a general counsel.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation	Total ($)

Richard S. Chernicoff (1)
Chief Executive Officer
Boris Teksler (2)	2016	1,000,000				1,000,000	2,000,000
Former Chief Executive Officer	2015	83,333		2,134,467	100,000		2,317,800
James D. Wheat (3)	2016	193,333		259,750	164,213		617,296
Chief Financial Officer
Noah D. Mesel (4)	2016	360,208		294,975	351,000	292,500	1,298,683
Former Executive Vice President & General Counsel
Dean Witter III (5)	2016	160,050					160,050
Former Interim Chief Financial Officer	2015	89,444					89,444

(1)	Mr. Chernicoff was appointed as our Chief Executive Officer in July 2016 and received no compensation as an officer until our 2017 fiscal year.
(2)	Mr. Wheat has served as our Chief Financial Officer since November 2, 2015.
(3)	Mr. Teksler served as our Chief Executive Officer from June 1, 2015 to July 5, 2016.
(4)	Mr. Mesel served as our Executive Vice President, General Counsel and Secretary from July 30, 2015 to July 5, 2016.
(5)	Mr. Witter served as our Interim Chief Financial Officer from March 12, 2015 to November 2, 2015.

Grants of Plan-Based Awards

Name	Grant Date	Date of Corporate Approval	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Noah D. Mesel	7/30/2015	7/30/2015		62,500	7.92	294,975
James D. Wheat	11/2/2015	11/2/2015		41,667	10.56	259,750

Outstanding Equity Awards at June 30, 2016

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Boris Teksler	420,800	—	8.16	7/5/2019	—	—
Noah D. Mesel	62,500	—	7.92	7/5/2017	—	—
James D. Wheat	41,667	—	10.56	11/2/2025	—	—

Grants of Plan Based Awards

	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			All Other Option Awards:
Name		Threshold	Target	Maximum	Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Noah Mesel	30-Jul-15		$ 351,000		62,500	$7.92	$294,975
James D. Wheat	2-Nov-15		$ 164,213		41,667	$10.56	$259,750

Equity Compensation Plan Information

Plan category (as of June 30, 2016)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensations plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	189,500	12.81	364,140
Equity compensation plans not approved by security holders	420,800	8.16	—

Employment Agreements with Our Named Executive Officers

Richard S. Chernicoff

Mr. Chernicoff was appointed as our Chief Executive Officer on an interim basis because we and our business are in transition. After relocating to Boston and beginning to implement our new strategy, our Board of Directors will reevaluate whether leading us is the proper role for Mr. Chernicoff. On July 18, 2016, Mr. Chernicoff accepted our offer of employment. Mr. Chernicoff will be paid an annual base salary of $200,000. His base salary will be increased by $100,000 per year for so long as we do not employ a general counsel.

We paid Mr. Chernicoff a $100,000 bonus related to his efforts in connection with the divestiture of our patent business. We will pay Mr. Chernicoff a $150,000 bonus based upon the closing of the Full Circle merger. Mr. Chernicoff is eligible for annual bonuses and transaction bonuses in the discretion of our Compensation Committee, but we agreed his minimum bonus for the period from July 18, 2016 through December 31, 2016 would be $60,000.

We granted Mr. Chernicoff options to purchase 141,437 shares of our common stock. Such options vest on a quarterly basis over the two-year period ending on July 18, 2018, may be exercised on an unvested basis and are subject to anti-dilution adjustment that upon completion of the rights offering will reduce the exercise price of those options to be equal to the per share price paid in the rights offering.

Mr. Chernicoff is not entitled to any severance upon termination of his employment.

Boris Teksler

On April 2, 2015, Mr. Teksler accepted our offer of employment as our Chief Executive Officer and President. Mr. Teksler’s base salary was $1.0 million per year and he received a one-time signing bonus of $100,000 in connection with his hire.

On June 1, 2015, we granted Mr. Teksler options to purchase 420,800 shares of our common stock. Those options became vested upon the divestiture of our patent business on June 30, 2016. On June 15, 2016, our stockholders approved extending Mr. Teksler’s time to exercise his options from 90 days to one year after termination of his service to us.

On July 5, 2016, Mr. Teksler’s employment concluded. In July 2016, we paid Mr. Teksler $1.0 million of severance, and we and Mr. Teksler entered into a mutual release of known and unknown claims. We will pay Mr. Teksler’s monthly COBRA premiums until the earlier of July 5, 2017 or the date that he becomes eligible to receive health benefits through another employer.

On July 5, 2016, we and Mr. Teskler entered into a consulting agreement. Mr. Teksler agreed to provide up to 10 hours per month of services to us until July 5, 2018. We will pay Mr. Teksler $12,000 for such services and reimburse his out of pocket expenses in connection with his services to us.

James D. Wheat

On October 30, 2015, Mr. Wheat accepted our offer of employment as our Chief Financial Officer. Mr. Wheat’s annual base salary is $290,000.

Mr. Wheat’s annual bonus is targeted between 60% and 90% of his base salary and is to be based on milestones agreed between Mr. Wheat and our CEO. We agreed to pay Mr. Wheat a bonus of $66,923 upon timely filing of our annual report on Form 10-K.

We awarded Mr. Wheat options to purchase 41,667 shares of our common stock. These options became fully vested upon the Divestiture on June 30, 2016.

Mr. Wheat is not entitled to any severance in connection with termination of his employment. Under our generally applicable severance policy, we would pay 4 months of COBRA premiums and make a severance payment of 12 weeks of pay to Mr. Wheat if we terminate his employment other than for cause.

Noah D. Mesel

On July 30, 2015, Mr. Mesel accepted our offer of employment as Executive Vice President, General Counsel and Corporate Secretary. Mr. Mesel’s annual base salary was $390,000.

Mr. Mesel’s annual bonus was targeted between 60% and 90% of his base salary and was based on milestones agreed between Mr. Mesel and our CEO. Initially, the bonus was determined by providing 30% of base salary for each first instance finding of infringement (i.e., a “win”); our divested subsidiaries won three patents during the 2016 fiscal year and Mr. Mesel received the maximum bonus of 90%, which totaled $351,000.

We awarded Mr. Mesel options to purchase 62,500 shares of our common stock. These options became fully vested upon the Divestiture on June 30, 2016.

On July 5, 2016, Mr. Mesel’s employment concluded and in July 2016 we paid him $292,500 of severance, and we and Mr. Mesel entered into a mutual release of known and unknown claims. We will pay Mr. Mesel’s monthly COBRA premiums until the earlier of April 5, 2017 or the date that he becomes eligible to receive health benefits through another employer.

Dean Witter III

On October 31, 2014, we entered into a consulting engagement agreement with The Brenner Group, Inc., pursuant to which The Brenner Group would provide us with a chief financial officer. We paid The Brenner Group for Mr. Witter’s services at a rate of $275.00 per hour and reimbursed all of Mr. Witter’s travel and out of pocket expenses incurred in connection therewith.

Compensation Committee Report

The Compensation Committee of our board of directors has reviewed and discussed with our management the compensation discussion and analysis included in this proxy statement and, based upon that review and discussion, recommended to our board of directors that it be so included.

Peter A. Reed, Chair

Hugh Steven Wilson

Jess M. Ravich

GREAT ELM CAPITAL GROUP, INC.
200 CLARENDON STREET
51ST FLOOR
BOSTON, MA 02116
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GREAT ELM CAPITAL GROUP, INC. The Board of Directors recommends you vote FOR the following:
1. Election of Directors For Against Withhold
Nominees:
1a. Richard S. Chernicoff
1b. Peter A. Reed
1c. Jeffrey S. Serota
1d. Mark A. Snell
1e. Hugh Steven Wilson
The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain
2. Ratification of Independent Registered Public Accounting Firm
3. Advisory Approval of Our Executive Compensation
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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E14959-P84165
GREAT ELM CAPITAL GROUP, INC.
Annual Meeting of Stockholders
December 21, 2016 4:00 PM
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Peter A. Reed and Richard S. Chernicoff, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Great Elm Capital Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM, EST on December 21, 2016, at Signature Bank, 4607 West Sylvania Avenue, Toledo, Ohio 43623, and any adjournment or postponement thereof.
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